    As Filed With the Securities and Exchange Commission on February 17, 1999

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         RADIANCE MEDICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      68-0328265
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

          13700 ALTON PARKWAY, SUITE 160, IRVINE, CALIFORNIA   92618
               (Address of Principal Executive Offices)      (Zip Code)

                                   ----------

                      1996 STOCK OPTION/STOCK ISSUANCE PLAN
          (AS AMENDED AND RESTATED AS OF APRIL 8, 1997, MARCH 12, 1998
                             AND NOVEMBER 3, 1998)
                        1997 STOCK OPTION PLAN (RADIANCE)
                        (AS AMENDED AS OF JUNE 15, 1998)
                            (Full title of the plan)

                                   ----------

                                  Stephen Kroll
                             Chief Financial Officer
                         Radiance Medical Systems, Inc.
                         13700 Alton Parkway, Suite 160
                            Irvine, California 92618
                     (Name and address of agent for service)

                                 (949) 457-9546
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                  Lawrence Cohn
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                      Proposed Maximum        Proposed Maximum
     Title of Securities          Amount To Be            Offering           Aggregate Offering        Amount of
      To Be Registered           Registered (1)      Price Per Share (2)         Price (2)          Registration Fee
--------------------------------------------------------------------------------------------------------------------
   1996 Stock Option/Stock
        Issuance Plan
        Common Stock,
        $0.001 par value        750,000 shares             $3.59                $2,692,500               $748.52
   1997 Stock Option Plan
        (Radiance)
        Common Stock,
        $0.001 par value        317,780(3) shares          $3.59                $1,140,830               $317.50
====================================================================================================================

(1) Includes any additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the CardioVascular Dynamics, Inc. 1996 Stock Option/Stock Issuance Plan (as Amended and Restated as of April 8, 1997 and March 12, 1998 and November 3, 1998) (the "1996 Plan"). An aggregate of 2,100,000 shares issuable under the 1996 Plan were registered previously: 1,200,000 shares were registered on Form S-8 (Registration No. 333-07959), filed as of July 11, 1996; 700,000 shares were registered on Form S-8 (Registration No. 333-42161), filed as of December 12, 1997, and 200,000 shares were registered on Form S-8. (Registration No. 333-59305), filed as of July 17, 1998.

(2) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h), upon the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported on the Nasdaq National Market for the Common Stock on February 10, 1999, which was $3.63 per share.

(3) Shares which are issuable upon the exercise of options granted under (the former) Radiance Medical Systems, Inc. 1997 Stock Option Plan (As Amended as of June 15, 1998) (the "1997 Plan"). The options were assumed by Registrant pursuant to its acquisition of (the former) Radiance Medical Systems, Inc. on January 14, 1999.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         This Registration Statement registers shares of Registrant's Common Stock issuable upon exercise of options under: (i) the Registrant's 1996 Stock Option/Stock Issuance Plan (as Amended and Restated as of April 8, 1997, March 12, 1998 and November 3, 1998) (the "1996 Plan"); and (ii) (the former) Radiance Medical Systems, Inc. 1997 Stock Option Plan (As Amended as of June 15, 1998) (the "1997 Plan").

         The 1996 Plan was amended by the Registrant's Board of Directors on November 3, 1998, subject to stockholder approval, which was obtained at the Registrant's Special Meeting of Stockholders held on January 14, 1999. As currently amended, 2,850,000 shares of Common Stock are available for grant under the 1996 Plan. Initially, an aggregate of 1,200,000 shares of Common Stock were available for grant or award under the 1996 Plan, which shares were registered on Form S-8 (Registration No. 333-07959), filed as of July 11, 1996. Pursuant to the April 8, 1997 amendment, 700,000 additional shares of Common Stock were available for grant or award under the 1996 Plan, which shares were registered on Form S-8 (Registration No. 333-42161), filed as of December 12, 1997. Pursuant to the March 12, 1998 amendment, 200,000 additional shares of Common Stock were available for grant or award under the 1996 Plan, which shares were registered on Form S-8 (Registration No. 333-59305), filed as of July 17, 1998. This Registration Statement covers the additional 750,000 shares of Common Stock issuable under the Plan.

         This Registration Statement also registers 317,780 shares of Common Stock which are issuable upon the exercise of options granted under the 1997 Plan. These options were assumed by Registrant pursuant to its acquisition of (the former) Radiance Medical Systems, Inc. on January 14, 1999.

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

         Radiance Medical Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange commission (the "SEC"):

         a) The contents of the Registrant's Registration Statement on Form 8-A (Registration No. 333-04560), filed as of May 3, 1996.

         b) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-07959), filed as of July 11, 1996.

         c) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-42161), filed as of December 12, 1997.

         d) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed as of March 31, 1998.

         e) Registrant's Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders, filed as of April 16, 1998.

         f) Registrant's Registration Statement on Form S-8 (Registration No. 333-59305), filed as of July 17, 1998.

         g) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 (filed as of May 14, 1998), June 30, 1998 (filed as of August 11,
1998) and September 30, 1998 (filed as of November 16, 1998).

         h) Registrant's Proxy Statement on Schedule 14A for the Special Meeting of Stockholders, filed as of December 18, 1998.

         i) Registrant's Current Reports on Form 8-K, filed as of November 12, 1998, January 22, 1999 and February 5, 1999.

         j) The contents of the Registrant's Registration Statement on Form S-3 (Registration No. 333-71053), filed as of January 22, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant's Amended & Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for beach of such individual's fiduciary duties as a director except for liability (i) for any breach of such director's duty of loyalty to the corporation, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General corporation law, or (iv) for any transaction from which a director derives an improper personal benefit.

         The Registrant's Bylaws provide that the Registrant will indemnify its directors and may indemnify its officers, employees and other agents to the full extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of an indemnified party and permits the Registrant to advance expenses incurred by an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as a director, officer, employee or other agent of the Registrant upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

         The Registrant has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Registrant, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Registrant (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Registrant. The Registrant believes that its Amended & Restated Certificate of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. (As noted in S-8 filed July 1996.)

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

          Number                     Description
          ------                     -----------

            5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

           23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

           23.2 Consent of Ernst & Young LLP, independent auditors, with respect to the consolidated financial statements of the Registrant.

           24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

           99.1* 1996 Stock Option/Stock Issuance Plan (as Amended and Restated as of April 8, 1997, March 12, 1998 and November 3,
                   1998).

           99.2 1997 Stock Option Plan (As Amended as of June 15, 1998) assumed by Registrant pursuant to its acquisition of Radiance Medical Systems, Inc. on January 14, 1999.

------------
*    Previously filed as Annex III to the Registrant's Proxy Statement on
     Schedule 14A filed on December 18, 1998.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 4, 1999.


                                        RADIANCE MEDICAL SYSTEMS, INC.


                                        By:      /s/ Stephen R. Kroll
                                                 -------------------------------
                                                 Stephen R. Kroll
                                                 Chief Financial Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Radiance Medical Systems, Inc., do hereby constitute and appoint Michael R. Henson and Stephen Kroll, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                Signature                                     Title                              Date
                ---------                                     -----                              ----



/s/ Michael R. Henson                                 Chairman of the Board                 February 4, 1999
--------------------------------------------        of Directors and Director
Michael R. Henson



/s/ Jeffrey F. O'Donnell                            Chief Executive Officer                 February 4, 1999
--------------------------------------------      (Principal Executive Officer)
Jeffrey F. O'Donnell



/s/ Stephen R. Kroll                                Chief Financial Officer                 February 4, 1999
--------------------------------------------    (Principal Financial Officer and
Stephen R. Kroll                                  Principal Accounting Officer)



/s/ Franklin D. Brown                                       Director                        February 4, 1999
--------------------------------------------
Franklin D. Brown



/s/ William G. Davis                                        Director                        February 4, 1999
--------------------------------------------
William G. Davis



/s/ Edward M. Leonard                                       Director                        February 4, 1999
--------------------------------------------
Edward M. Leonard



/s/ Gerard von Hoffmann                                     Director                        February 4, 1999
--------------------------------------------
Gerard von Hoffmann



/s/ Maurice Buchbinder, M.D.                                Director                        February 4, 1999
--------------------------------------------
Maurice Buchbinder, M.D.

                                  EXHIBIT INDEX


Exhibit                                                                               Sequential
Number                                 Description                                    Page Number
------                                 -----------                                    -----------
 5.1          Opinion of Stradling Yocca Carlson & Rauth, a Professional
              Corporation, Counsel to the Registrant.

23.1          Consent of Stradling Yocca Carlson & Rauth, a Professional
              Corporation (included in the Opinion filed as Exhibit 5.1).

23.2 Consent of Ernst & Young LLP, independent auditors, with respect to the consolidated financial statements of the Registrant.

24.1          Power of Attorney (included on signature page to the Registration
              Statement at page S-1).

99.1* 1996 Stock Option/Stock Issuance Plan (as Amended and Restated as of April 8, 1997, March 12, 1998 and November 3, 1998).

99.2          1997 Stock Option Plan (As Amended as of June 15, 1998) assumed by
              Registrant pursuant to its acquisition of Radiance Medical
              Systems, Inc. on January 14, 1999.

----------
*    Previously filed as Annex III to the Registrant's Proxy Statement on
     Schedule 14A filed on December 18, 1998.